United States
                     Securities and Exchange Commission
                            Washington, DC 20549

                               FORM 10-QSB/A

               Quarterly Report Under Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

For the Quarter Ended                                Commission File Number
  November 30, 2002                                         000-13822

                       RESCON TECHNOLOGY CORPORATION
                      -------------------------------
           (Exact name of registrant as specified in its charter)

                                   NEVADA
                                  --------
       (State or other jurisdiction of incorporation or organization

                                 83-0210455
                               -------------
                    (I.R.S. Employer Identification No.)

         25 Fairchild Avenue, Suite 500, Plainview, New York 11803
         ----------------------------------------------------------
                  (Address of principal executive offices)

                               (516) 576-0600
                               --------------
            (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12 (b) of the Act:           None
                                                                       ----

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

            X  Yes       No
          -----     -----

State the number of shares outstanding of each of the registrants classes of common equity, as of the latest practicable date.

Common stock, par value $.0001; 11,258,091 shares outstanding as of January 10, 2003

     Purpose of Amendment

     This Amended Quarterly Report of ResCon Technology Corporation, (the "Company") amends the Quarterly Report of the Company for the quarter ended November 30, 2002, filed on January 14, 2003, and incorporated herein by this reference. Except as set forth herein, this amendment does not alter the information contained in the Quarterly Report and such information, to the best knowledge of the Company continues to be true, accurate and complete.

     It was recently discovered by the Company that certain expenses incurred during the quarter ended November 30, 2002, inadvertently were not included in the financial statements of the Company for that quarter. Included in these expenses, were amounts payable to shareholders of the Company and accrued liabilities for unpaid salaries to employees. Therefore, the financial statements of the Company for the quarter ended November 30, 2002, are hereby amended by the following attached financial statements.

                   [This space intentionally left blank.]

                                     2

                       PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

                       RESCON TECHNOLOGY CORPORATION
                          Condensed Balance Sheet
                                (Unaudited)

                                   ASSETS
                                  -------

                                                               November 30,
                                                                   2002
                                                               ------------
Current Assets
 Prepaid professional fees                                    $     63,567
                                                               ------------
   Total Current Assets                                             63,567

 Investment in GIT Securities Corp                                  65,945
                                                               ------------
   Total Assets                                               $    129,512
                                                               ------------
                   LIABILITIES AND STOCKHOLDERS' DEFICIT
                   -------------------------------------
Liabilities
 Accounts payable                                             $        989
 Payable to shareholders                                            25,000
 Accrued liabilities                                                30,000
 Bank overdraft balance                                              3,266
                                                               ------------
   Total Current Liabilities                                        59,255
                                                               ------------
   Total Liabilities                                                59,255

Stockholders' Deficit
 Common stock                                                        1,126
 Additional paid in capital                                      4,648,995
 Accumulated deficit prior to development stage                 (4,467,609)
 Accumulated income during the development stage                  (112,255)
                                                               ------------
   Total Stockholders' Deficit                                      70,257
                                                               ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $    129,512
                                                               ------------

                          See accompanying notes

                                     3

                       RESCON TECHNOLOGY CORPORATION
                     Condensed Statements of Operations
                                (Unaudited)

                                                                            For the
                                                                          Development
                                          For the Three  For the Three       Stage
                                           Months Ended   Months Ended      Through
                                           November 30,   November 30,   November 30,
                                               2002           2001           2002
                                          -------------  -------------  -------------
Revenues                                  $          0   $          0   $          0

General & Administrative Expenses               85,386            601        135,482
                                          -------------  -------------  -------------
   Operating Income (Loss)                     (85,386)          (601)      (135,482)

Other Income and Expense
 Income from forgiveness of debt                     0              0          5,345
 Income (Loss) on investment in GIT             26,266              0         17,882
                                          -------------  -------------  -------------
 Net Income (Loss) Before Taxes                (59,120)          (601)      (112,255)

Current Year Provision for Income Taxes              0              0              0
                                          -------------  -------------  -------------

Net Income (Loss)                         $    (59,120)  $       (601)  $   (112,255)
                                          -------------  -------------  -------------

Income Per Share                          $      (0.01)  $      (0.01)  $      (0.03)
                                          -------------  -------------  -------------
Weighted Average Number of
Shares Outstanding                          11,258,091      3,860,869      4,351,012
                                          -------------  -------------  -------------


                          See accompanying notes


                                     4

                       RESCON TECHNOLOGY CORPORATION
                     Condensed Statements of Cash Flows
                                (Unaudited)

                                                                            For the
                                                                          Development
                                          For the Three  For the Three       Stage
                                           Months Ended   Months Ended      Through
                                           November 30,   November 30,   November 30,
                                               2002           2001           2002
                                          -------------  -------------  -------------
Cash Flows from Operating Activities:
 Net Income (Loss)                        $    (59,120)  $       (601)  $   (112,255)
 Adjustments to reconcile net loss to
 net cash used for operating activities:

  Income from investment in GIT                (26,266)             0        (17,882)
  Income from forgiveness of debt                    0              0         (5,345)
  Issued common stock for service or
    expenses                                         0              0        44,682
  Increase in accrued liabilities               33,266              0        33,266
  Increase in accounts payable                     920              0           989
  Decrease in prepaid expenses                  26,200              0        26,200
  Expenses paid by shareholders                      0            601         5,345
                                          -------------  -------------  -------------
   Net Cash from operating Activities          (25,000)             0       (25,000)

Cash Flows from Financing Activities:
 Loan proceeds                                  25,000              0        25,000

   Net Increase/(Decrease) in Cash                   0              0             0

   Beginning Cash Balance                            0              0              0
                                          -------------  -------------  -------------

   Ending Cash Balance                               0              0              0

Supplemental Disclosure of Cash Flow Information:
 Cash paid during the year for interest   $          0   $          0   $          0
 Cash paid during the year for income
  taxes                                   $          0   $          0   $          0
 Issued stock for investment in GIT       $          0   $          0   $     48,063
 Issued stock for professional fees
  contracts                               $          0   $          0   $     98,500

                          See accompanying notes
                                     5

                       RESCON TECHNOLOGY CORPORATION
                  Notes to Condensed Financial Statements
                              October 31, 2002


     PRELIMINARY NOTE
     ----------------

     The accompanying condensed financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities
     and Exchange Commission.   Certain information and disclosures
     normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2002.

PART II - OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K

     (A)  Reports on Form 8-K

     None.

     (B) Exhibits. The following exhibits are included as part of this report:

     Exhibit 99.1 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ResCon Technology Corporation,
                                     a Nevada corporation


Dated: May 6, 2003                   By: /S/ Christian Nigohossian
                                     ____________________________________
                                     Christian Nigohossian, CEO





                                     6

               CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                      AND PRINCIPAL FINANCIAL OFFICER
         Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

     I, Christian Nigohossian, certify that:

     (1) I have reviewed this amended quarterly report on Form 10-QSB of ResCon Technology Corporation, (the "Company");

     (2) Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report;

     (3) Based on my knowledge, the financial statements, and other financial information included in this amended quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this amended quarterly report;

     (4) I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-
14) for the Company and have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;
          (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and
          (c) presented in this amended quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

     (5) I have disclosed, based on my most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons fulfilling the equivalent function):

          (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and
          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

     (6) I have indicated in this amended quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: May 6, 2003             By: /S/ Christian Nigohossian
                              ___________________________________________

                              Christian Nigohossian
                              Chief Executive Officer and
                              Chief Financial Officer
                                     7